AMENDMENT NO. 2 TO
SIXTH AMENDMENT TO
SECOND RESTATED AND AMENDED
AGREEMENT OF LIMITED PARTNERSHIP
OF
LIBERTY PROPERTY LIMITED PARTNERSHIP
     THIS AMENDMENT NO. 2, effective December 12, 2005 (this “Amendment”), to the Sixth Amendment to the Second Restated and Amended Agreement of Limited Partnership, dated as of June 30, 2005, as amended (the “Initial Amendment”), is entered into by LIBERTY PROPERTY TRUST, a Maryland real estate investment trust, as general partner (the “General Partner”) of LIBERTY PROPERTY LIMITED PARTNERSHIP, a Pennsylvania limited partnership (the “Partnership”), for itself and on behalf of the limited partners of the Partnership, and GSEP 2005 REALTY CORP., a Delaware corporation (“Goldman”).
     WHEREAS, the General Partner and Goldman, being the sole holder of Series F Preferred Units (as defined in the Initial Amendment), desire by this Amendment to so amend the Initial Amendment as of the date first set forth above.
     NOW, THEREFORE, the Initial Amendment is hereby amended as follows:
     Section 1. Amendment to Section 9. Section 9(a)(i) of the Initial Amendment is hereby amended by deleting the phrase “June 30” and substituting “December 12” in its place and stead.

     IN WITNESS WHEREOF, this Amendment has been executed as of the date first above written.

GENERAL PARTNER LIBERTY PROPERTY TRUST
By:	/s/ George J. Alburger, Jr.
	Name:	George J. Alburger, Jr.
	Title:	Chief Financial Officer

LIMITED PARTNER GSEP 2005 REALTY CORP.
By:	/s/ Joseph M. Verderami
	Name:	Joseph M. Verderami
	Title:	Vice President

AMENDMENT NO. 2 TO SIXTH AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT